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                                                                   EXHIBIT 10.87

[AASTRORM BIOSCIENCES INC LOGO]

________________P.O. Box 376 - Ann Arbor. Michigan 40106 - Ph: 734-93O-5555 -
Fax: 734-665-0485
Located at: Domino's Farms, Lobby L

                                December 5, 2002

Maria Sippola-Thiele, Ph.D.
University of Michigan
Technology Transfer Office
715 East Huron
Suite 2 West
Ann Arbor, MI 48104.

Re: US Patents 5,804,431; 5,654,185; 5,811,274

Dear Maria,

Under the terms of the technology License Agreement ("Agreement") between Aastrom and the University of Michigan (UM), dated 3-13-92, Aastrom must pay a royalty on products sold that are based on the above referenced patents. The royalty can be as much as 2%. The royalty rate was provided in addition to a large amount of Aastrom stock, which UM has already received. The rate also recognized that the research leading to this technology would be funded entirely by Aastrom and largely took place in Aastrom facilities.

The License Agreement allows Aastrom to sublicense rights these patents provided that the UM royalty provision is maintained. The 2% royalty envisioned therapeutic, applications of the technology, where large margins and royalties in the 7 to 10% range are customary. On the other hand, for research products, royalty rates are customarily in the 1 to 4% range.

Aastrom has the opportunity to sublicense the above patents for research applications to Coming However, under this proposed agreement, only a 3.5% royalty will be provided for certain sales of research product. Aastrom would like to move forward with this sublicense agreement, but request that UM adjust the 2% royalty payable to UM in the following way for a research product sublicense.

The following language would be used as an amendment to the Aastrom-UM Agreement for the above referenced patents;

"Aastrom Biosciences, Inc. (Aastrom) and the University of Michigan (UM) agree to this amendment of the Technology License Agreement (Agreement) dated 3-13-92, such that the royalty to be paid to UM resulting from the sublicense for research products of US patents 5,804,431; 5,654,185; and 5,811,274, will either be the 2% royalty as described in the Agreement, or an amount equal to 35% of the royalty payments received by Aastrom, whichever is less."

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AASTROM BIOSCIENCES, INC.

Maria Sippola-Thiele
December 5, 2002
Page 2

If these terms are acceptable to the University of Michigan, then please so indicate below, and return one copy of this letter.

Thank you.

Sincerely,

/s/ R. Douglas Armstrong
---------------------------

R. Douglas Armstrong, Ph.D.
President and Chief Executive Officer

cc:   Knox Bell, Esq. - Gray Cary Ware Friedenrich
      Alan Wright - Aastrom Biosciences, Inc.

UM HEREBY ACCEPTS AND AGREES TO THE REVISED AGREEMENT TERMS STATED ABOVE.

University of Michigan:

/s/ Kenneth J. Nisbet                              Date: 12/10/02
------------------------
(Signature)

Kenneth J, Nisbat
(Name)

Executive Director
UM Technology Transfer
(Title)